TIDAL TRUST III FORM N-14/A

Exhibit 99.7(a)(i)

FORM OF SIXTH AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This sixth amendment (“Amendment”) to the ETF Distribution Agreement dated as of June 18, 2024 (the “Agreement”), by and between Tidal Trust III (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of [     ], 2024 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST III	FORESIDE FUND SERVICES, LLC

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

Unity Wealth Partners Dynamic Capital Appreciation & Options ETF
TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF
GammaRoad Market Navigation ETF
Impact Shares YWCA Women's Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF
VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
FIRE Funds™ Wealth Builder ETF
FIRE Funds™ Income Target ETF
Fundstrat Granny Shot US Large Cap ETF
Ned Davis Research 360o Dynamic Allocation ETF
Ned Davis Research 360º Core Equity ETF
Ninepoint Energy ETF
Ninepoint Energy Income ETF
The BeeHive ETF